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                                                                   EXHIBIT E(2)

                    FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

                                 MERRIMAC SERIES
                              200 CLARENDON STREET
                           BOSTON, MASSACHUSETTS 02116

                                                               November 8, 2001

Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109

Dear Sirs:

Reference is hereby made to the Distribution Agreement dated April 30, 2001 (the "Distribution Agreement") between Merrimac Series (the "Fund") and Funds Distributor, Inc. ("Distributor"). Terms not otherwise defined in this First Amendment to the Distribution Agreement (the "Amendment") shall have the meaning set forth in the Distribution Agreement.

In consideration of your agreement to serve as the Distributor for the Fund with respect to the Reserve Class and Adviser Class shares of each Series, and pursuant to the Rule 12b-1 Plans of Distribution of the Fund adopted with respect to the Reserve Class and the Adviser Class shares of the Fund, we hereby agree to pay the Distributor as follows:

NAME OF CLASS                                           FEES
-------------                                           ----
Reserve Class               .10% of the average daily value of the net assets
                            represented by shares of such class for all Series

Advisor Class               .25% of the average daily value of the net assets
                            represented by shares of such class for all Series

Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding amendment to the Distribution Agreement.

                                    Very truly yours,

                                    MERRIMAC SERIES


                                    By: /s/ Paul J. Jasinski
                                        ----------------------------------------
                                    Name:  Paul J. Jasinski
                                    Title: Treasurer and Chief Financial Officer
Accepted:

FUNDS DISTRIBUTOR, INC.


By: /s/ Charles Booth
    ------------------------

    Name:   Charles Booth
    Title:  Vice President